Exhibit 10.33
November 15, 2010
Carl Rossetti
Time Warner Cable Inc.
60 Columbus Circle
New York, New York 10023
Dear Carl:
In accordance with the provisions of Section 1 of the Amended and Restated Employment Termination Agreement (the “Agreement”) dated as of June 1, 2000, as amended, between you and Time Warner Entertainment Company, L.P., a subsidiary of Time Warner Cable Inc. (the “Company”), notice is hereby given to you of the Company’s determination to extend the term of the Agreement for an additional year with the title of Executive Vice President, and with a minimum base salary of $515,000 and a bonus target of 100% of your base salary.
Please indicate your acceptance of the foregoing extension of the Agreement by signing the enclosed copy of this letter and returning it to Tammy A. Burns in Corporate Human Resources, Executive Compensation, in Charlotte, NC no later than December 20th. Pursuant to Section 1 of the Agreement, failure to do so will be deemed an election by you to terminate your employment without cause pursuant to Section 5(a) of the Agreement.

Sincerely, TIME WARNER ENTERTAINMENT COMPANY, L.P., a subsidiary of TIME WARNER CABLE INC.
By:	/s/ Tomas Mathews
TOMAS MATHEWS
EXECUTIVE VICE PRESIDENT, HUMAN RESOURCES

AGREED AND ACCEPTED:
Carl Rossetti

/s/ Carl Rossetti
Date: 12/14/2010